                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                          Webster Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------
      2)  Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------
      4)  Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------
      5) Total fee paid:

      --------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
                                 -------------------------------------------

      2) Form, Schedule or Registration Statement No.:
                                                       ---------------------

      3) Filing Party:
                       -----------------------------------------------------

      4) Date Filed:
                     -------------------------------------------------------

                          WEBSTER FINANCIAL CORPORATION
                                     [LOGO]

                                                                 March 22, 2002

TO THE SHAREHOLDERS OF
WEBSTER FINANCIAL CORPORATION:

                     You are cordially invited to attend the Webster Financial Corporation Annual Meeting of Shareholders to be held on Thursday, April 25, 2002, at 4:00 p.m., at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702.

                     At the Annual Meeting, you will be asked: (i) to elect three directors to serve for three-year terms; (ii) to ratify the appointment of KPMG LLP as independent auditors of Webster for the year ending December 31, 2002; and (iii) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

                     The Board of Directors unanimously recommends that you vote FOR the election of all the Board's nominees for election as directors and FOR each of the other proposals listed above. We encourage you to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting. Also enclosed is our 2001 annual report to shareholders.

                     It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your common shares via a toll-free telephone number or on the Internet or you may complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope. If you attend the meeting and prefer to vote in person, you may do so.

                                        Sincerely,


                                        /s/ James C. Smith

                                        James C. Smith
                                        Chairman and Chief Executive Officer

                          WEBSTER FINANCIAL CORPORATION
                                  WEBSTER PLAZA
                          WATERBURY, CONNECTICUT 06702
                                 (203) 753-2921

                              ---------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 2002
                              ---------------------





TO THE SHAREHOLDERS OF
WEBSTER FINANCIAL CORPORATION:


                     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Webster Financial Corporation ("Webster") will be held on Thursday, April 25, 2002, at 4:00 p.m., local time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702, for the following purposes:


                     1. Election of Directors. To elect three directors to serve for three-year terms;

                     2. Ratification of Appointment of Auditors. To ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent auditors of Webster for the fiscal year ending December 31, 2002; and

                     3. Other Business. To transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of Webster's Board of Directors.

                     The Board of Directors has fixed the close of business on February 28, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments of the meeting.

                                       By order of the Board of Directors

                                       /s/ James C. Smith


                                       James C. Smith
                                       Chairman and Chief Executive Officer
Waterbury, Connecticut
March 22, 2002

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR COMMON SHARES VIA THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, THE INTERNET OR BY MAIL.

                          WEBSTER FINANCIAL CORPORATION
                                  WEBSTER PLAZA
                          WATERBURY, CONNECTICUT 06702
                                 (203) 753-2921

                             ---------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 2002

                             ---------------------


                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

                     This Proxy Statement (the "Proxy Statement") is being furnished to the shareholders of Webster Financial Corporation, a Delaware corporation ("Webster" or the "Corporation"), as part of the solicitation of proxies by its Board of Directors from holders of its outstanding shares of common stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of Webster to be held on Thursday, April 25, 2002, at 4:00 p.m., local time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702 (the "Annual Meeting") and at any adjournments of the meeting. The Proxy Statement, together with the enclosed proxy card, is being mailed to shareholders of Webster on or about March 22, 2002.

                     The Annual Meeting has been called for the following purposes: (i) to elect three directors to serve for three-year terms (Proposal
1); (ii) to ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent auditors of Webster for the year ending December 31, 2002 (Proposal 2); and (iii) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

                     If you vote using the enclosed form of proxy, your shares will be voted in accordance with the instructions indicated. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE BOARD'S NOMINEES AS DIRECTORS AND FOR RATIFICATION OF THE APPOINTMENT OF WEBSTER'S INDEPENDENT AUDITORS. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The proxies confer discretionary authority to vote on any matter of which Webster did not have notice at least 30 days prior to the date of the Annual Meeting.

                     The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder's proxy. A shareholder may, however, revoke a proxy at any time before it is voted (i) by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to James M. Sitro, Senior Vice President, Investor Relations, Webster Financial Corporation, Webster Plaza, Waterbury, Connecticut 06702, (ii) by re-voting by telephone or on the Internet, or (iii) by attending the Annual Meeting and voting in person.

                     The cost of soliciting proxies for the Annual Meeting will be borne by Webster. In addition to use of the mails, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. Webster also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from those beneficial owners and will reimburse those holders for their reasonable expenses incurred in that connection. Webster also has retained D. F. King & Co., Inc., a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $7,000, plus reimbursement of certain out-of-pocket expenses.

                     WHO CAN VOTE. The securities which can be voted at the Annual Meeting consist of shares of Common Stock of Webster with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares. The Board of Directors has fixed the close of business on February 28, 2002 as the record date for the determination of shareholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 12,202 holders of record of the 48,882,265 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

                     VOTING BY PROXY HOLDERS. If your Common Stock is held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from that person or entity that you must follow in order to have your shares of Common Stock voted. If you hold your Common Stock in your own name and not through a broker or another nominee, you may vote your shares of Common Stock in one of three ways:

                     - by using the toll-free telephone number listed on the proxy card,

                     - by using the Internet website listed on the proxy card, or

                     - by signing, dating and mailing the proxy card in the enclosed postage-paid envelope.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Common Stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors.

                     Vote by Telephone. If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote your shares of Common Stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 8:00 a.m. (E.D.T.) on April 25, 2002. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate shareholders by using the individual control numbers on your proxy card. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

                     Vote by Internet. If you hold your Common Stock in your own name and not through your broker or another nominee, you can choose to vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 8:00 a.m. (E.D.T.) on April 25, 2002. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

                     Vote by Mail. You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage paid envelope.

                     The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting for the election of directors and the ratification of the appointment of the Corporation's independent auditors. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote. The affirmative vote of the majority of the votes cast is required to ratify the appointment of the Corporation's independent auditors.

Shareholders' votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

                     A copy of our annual report to shareholders for the fiscal year ended December 31, 2001 and a copy of our annual report on Form 10-K accompany this Proxy Statement. WEBSTER IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR ITS 2001 FISCAL YEAR WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE FORM 10-K BY WRITING TO JAMES M. SITRO, SENIOR VICE PRESIDENT, INVESTOR RELATIONS, WEBSTER FINANCIAL CORPORATION, WEBSTER PLAZA, WATERBURY, CONNECTICUT 06702. OUR 2001 ANNUAL REPORT TO SHAREHOLDERS AND OUR FORM 10-K ALSO ARE AVAILABLE ON OUR WEBSITE, WWW.WBST.COM.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

                     At the Annual Meeting, three directors will be elected to serve for three-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

                     Under the terms of the June 2000 acquisition of MECH Financial, Inc., Webster invited Edgar C. Gerwig, the former Chairman, President and Chief Executive Officer of MECH Financial, to serve as a member of the Board of the Corporation for a term expiring in 2002. Mr. Gerwig's term as a Director of Webster Bank expires in 2003.

                     Mr. Achille A. Apicella and Dr. O. Joseph Bizzozero, Jr., whose terms expire at the 2002 Annual Meeting, will retire from the Board as of the date of the Annual Meeting. Dr. Bizzozero will continue as a director of Webster Bank. Sister Marguerite Waite, C.S.J. retired from her position as President and Chief Executive Officer of St. Mary's Hospital in Waterbury, Connecticut in September 2001 and will retire from the Boards of the Corporation and Webster Bank as of the date of the Annual Meeting. The Board of Directors greatly appreciates the service and contributions of the retiring directors to the success of Webster.

                     The Board of Directors currently consists of 13 members, and is divided into three classes, which are composed of three, six and four directors, respectively. The term of office of only one class of directors expires in each year, and their successors are elected for terms of up to three years and until their successors are elected and qualified. Effective upon the Annual Meeting, the Board of Directors has been set at nine members, divided into three classes of three directors.

INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

                     The following table sets forth the names of the Board of Directors' nominees for election as directors and the current directors of Webster. Also set forth is certain other information with respect to each such person's age at December 31, 2001, the periods during which such person has served as a director of Webster and positions currently held with Webster and its wholly owned subsidiary, Webster Bank.


                                                                                                            POSITIONS HELD WITH
                                                AGE AT                DIRECTOR          EXPIRATION               WEBSTER AND
                                          DECEMBER 31, 2001             SINCE             OF TERM               WEBSTER BANK
                                          -----------------             -----             -------                ------------

DIRECTOR NOMINEES FOR
A THREE-YEAR TERM:
-----------------

George T. Carpenter                                 61                  1998                 2002                 Director

John J. Crawford                                    57                  1996                 2002                 Director

C. Michael Jacobi                                   59                  1993                 2002                 Director


DIRECTORS:
---------

Achille A. Apicella*                                58                  1997                 2002                 Director

Joel S. Becker                                      53                  1986                 2004                 Director

O. Joseph Bizzozero, Jr.**                          67                  1986                 2002                 Director

William T. Bromage                                  56                  2001                 2004                 President and
                                                                                                                  Chief Operating
                                                                                                                  Officer of Webster
                                                                                                                  and Webster Bank,
                                                                                                                  Vice Chairman and
                                                                                                                  Director of
                                                                                                                  Webster  Bank;
                                                                                                                  Director

Robert A. Finkenzeller                              51                  1986                 2003                 Director

Edgar C. Gerwig**                                   60                  2000                 2002                 Director

John F. McCarthy                                    61                  1998                 2003                 Director

Michael G. Morris                                   55                  2000                 2003                 Director

James C. Smith                                      52                  1986                 2004                 Chairman,
                                                                                                                  Chief Executive
                                                                                                                  Officer and
                                                                                                                  Director

Sister Marguerite Waite, C.S.J.*                    63                  1990                 2003                 Director
----------------------------------------------------------------------------------------------------------------------------------
*       Retiring Director of Webster and Webster Bank.
**      Retiring Director of Webster.

                     ACHILLE A. APICELLA, C.P.A., is President of Apicella, Testa & Company P.C., a certified public accounting firm in Shelton, Connecticut. He served as a director of DS Bancor, Inc. and Derby Savings Bank, which were acquired by Webster in January 1997. Mr. Apicella will retire from the Board of Directors as of the date of the Annual Meeting. Mr. Apicella is a member of Webster's Audit Committee, Stock Option Committee and Nominating Committee.

                     JOEL S. BECKER is Chairman of the Board and Chief Executive Officer of Torrington Supply Co., Inc., a Waterbury-based wholesale distributor of plumbing, heating, and industrial pipe valve and fitting supplies to contractors and industry. Mr. Becker is a member of Webster's Personnel Resources Committee, Stock Option Committee and Nominating Committee.

                     O. JOSEPH BIZZOZERO, JR. is a practicing physician and has been President of Bizzozero Assoc. P.C. since September 1996. Prior to September 1996, he was President and Chief Executive Officer of the BCB Medical Group. Dr. Bizzozero has been affiliated with Waterbury Hospital since 1969 and is an Associate Clinical Professor of Medicine at Yale University School of Medicine. Dr. Bizzozero is a member of Webster's Personnel Resources Committee, Stock Option Committee and Nominating Committee. Dr. Bizzozero will retire from the Board of Directors of Webster as of the date of the Annual Meeting.

                     WILLIAM T. BROMAGE is President, Chief Operating Officer and a director of Webster and Webster Bank and Vice Chairman of Webster Bank. Mr. Bromage was elected President in April 2000 and Chief Operating Officer in January 2002. From September 1999 to April 2000, he served as Senior Executive Vice President -- Business Banking and Corporate Development of Webster and Webster Bank. From May 1996 to August 1999, Mr. Bromage served as Executive Vice President -- Business Banking of Webster and Webster Bank. Prior to joining Webster, he was a Consultant at Aetna Life & Casualty in Hartford, Connecticut from 1995 to March 1996. Before his association with Aetna, he was Executive Vice President in Credit Administration at Shawmut National Corporation since 1990 and had served Shawmut in other positions since 1969.

                     GEORGE T. CARPENTER has been President and Treasurer of S. Carpenter Construction Co. and Carpenter Realty Co. since 1977, which firms are headquartered in Bristol, Connecticut. Mr. Carpenter is a director of the Barnes Group, Inc., a manufacturer of springs and aircraft parts and a distributor of automobile parts, which is headquartered in Bristol, Connecticut. Prior to the acquisition of Eagle by Webster in April 1998, Mr. Carpenter served as a director of Eagle since 1988 and a director of Eagle Bank or one of its predecessors since 1972. Mr. Carpenter is a member of Webster's Executive Committee, Nominating Committee, Stock Option Committee and Personnel Resources Committee.

                     JOHN J. CRAWFORD is President, Chief Executive Officer and a director of Aristotle Corporation, a New Haven, Connecticut based education training company, a position he has held since October 1992. From 1994 until December 2000, he served as President and Chief Executive Officer of the South Central Connecticut Regional Water Authority, New Haven, Connecticut. From 1990 until October 1992, Mr. Crawford was President and Chief Executive Officer of First Constitution Bank, which was acquired by Webster Bank in October 1992. Subsequent to that acquisition and until April 1996, Mr. Crawford served as a consultant to Webster Bank. Mr. Crawford is Chairman of Webster's Personnel Resources Committee and a member of Webster's Executive Committee, Stock Option Committee and Nominating Committee.

                     ROBERT A. FINKENZELLER is President of Eyelet Crafters, Inc., a Waterbury-based company that manufactures deep drawn metal parts for the cosmetics, writing instrument and drapery hardware fields. Mr. Finkenzeller is a member of Webster's Audit Committee, Corporate Governance Committee, Stock Option Committee and Nominating Committee.

                     EDGAR C. GERWIG served as Chairman, President and
Chief Executive Officer of MECH Financial, Inc. and Mechanics Savings Bank, which were acquired by Webster in June 2000. Subsequent to that acquisition through December 2000, Mr. Gerwig served as a consultant to Webster. Mr. Gerwig is a member of Webster's Corporate Governance Committee, Stock Option Committee and Nominating Committee. Mr. Gerwig's term on the Board of Directors of Webster ends as of the date of the Annual Meeting.

                     C. MICHAEL JACOBI is President, Chief Executive Officer and a director of Katy Industries, Inc., a public company headquartered in Middlebury, Connecticut engaged in the design, manufacture and distribution of maintenance and electrical products, and Chairman of KINO Holdings, Inc., a privately held company headquartered in Garrett, Indiana engaged in the design, manufacture and distribution of electronic training products for sporting dogs and pet companion dogs under the brand names Innotek and Invisible Fence. Mr. Jacobi has been associated with Katy Industries since June 2001 and with KINO Holdings since August 2000. From October 1999 until April 2000 he was Chairman of Timex Watches Limited (India), a public company headquartered in New Delhi, India and from July 1999 until April 2000 he was Chairman and Chief Executive Officer of Beepware Paging Products, L.L.C., Waterbury, Connecticut, a company jointly owned by Timex Corporation and Motorola, Inc. Mr. Jacobi served as President and Chief Executive Officer of Timex Corporation, headquartered in Middlebury, Connecticut from December 1993 to August 1999. He is a member of the board of directors and chairman of the audit committee of Corrections Corporation of America (CCA), a publicly held company headquartered in Nashville, Tennessee engaged in the ownership and management of prisons for the federal, state and local governments. Mr. Jacobi is Chairman of Webster's Audit Committee and a member of Webster's Executive Committee, Stock Option Committee and Nominating Committee.

                     JOHN F. MCCARTHY has been the President of J&M Sales Co., Inc., a Torrington, Connecticut based beverage distributorship since 1970 and he has been the Vice President of Thames River Recycling Co. in Middletown, Connecticut since 1979. Prior to the acquisition of Eagle by Webster in April 1998, Mr. McCarthy served as a director of Eagle since 1986 and a director of Eagle Bank or one of its predecessors since 1984. Mr. McCarthy is a member of Webster's Audit Committee, Corporate Governance Committee, Stock Option Committee and Nominating Committee.

                     MICHAEL G. MORRIS is Chairman, President and Chief Executive Officer of Northeast Utilities, an electric utility holding company headquartered in Berlin, Connecticut. From 1994 until August 1997, Mr. Morris was President and Chief Executive Officer of Consumers Energy Company, a natural gas and electric utility in Dearborn, Michigan. Mr. Morris is a director of Connecticut Yankee Atomic Power Company, the Institute of Nuclear Power Operations, the Nuclear Energy Institute, the Edison Electric Institute, the Association of Edison Illuminating Companies, the American Gas Association, Nuclear Electric Insurance Limited, Connecticut Business and Industry Association, and the Spinnaker Corporation. Mr. Morris is also a regent of Eastern Michigan University. Mr. Morris is a member of Webster's Executive Committee, Nominating Committee, Stock Option Committee and Personnel Resources Committee.

                     JAMES C. SMITH is Chairman, Chief Executive Officer and a director of Webster and Webster Bank, having been elected Chairman in 1995 and Chief Executive Officer in 1987. Mr. Smith joined Webster Bank in 1975, and was elected President and Chief Operating Officer of Webster Bank in 1982 and of Webster in 1986. Mr. Smith served as President of Webster and Webster Bank until April 2000. Mr. Smith is a member of the Board of Directors of the American Bankers Association. He is a director of MacDermid, Incorporated (NYSE: MRD), a manufacturer and wholesaler of specialty chemical products, and St. Mary's Hospital, both of Waterbury, Connecticut. Mr. Smith is co-chair of the Governor's Council on Economic Competitiveness and Technology in Connecticut, and is active in numerous community and economic organizations. Mr. Smith is Chairman of Webster's Executive Committee and Corporate Governance Committee.

                     SISTER MARGUERITE WAITE, C.S.J., served as President, Chief Executive Officer and Treasurer of St. Mary's Hospital, Waterbury, Connecticut until her retirement in September 2001. Prior to her election as President in 1986, Sister Marguerite Waite was Vice President and Chief Operating Officer of St. Mary's Hospital. Sister Marguerite Waite will retire from the Board of Directors as of the date of the Annual Meeting. Sister Marguerite Waite is a member of Webster's Executive Committee, Corporate Governance Committee, Stock Option Committee and Nominating Committee.

CERTAIN BOARD COMMITTEES; NOMINATIONS BY SHAREHOLDERS

                     The Board of Directors has appointed a standing Audit Committee that oversees the Corporation's financial reporting process, the system of internal financial and accounting controls, the audit process and compliance with applicable laws and regulations. The Audit Committee reviews the Corporation's annual financial statements, including management's discussion and analysis and regulatory examination findings. The Audit Committee recommends the appointment of independent auditors. A copy of the Audit Committee's charter is attached at the end of this Proxy Statement. During 2001, the Audit Committee held five meetings. The members of the Audit Committee currently are Messrs. Jacobi (Chairman), Apicella, Finkenzeller and McCarthy.

                     The Board of Directors has appointed a Personnel Resources Committee that reviews employee compensation on an annual basis and makes recommendations to the full Board regarding compensation. The Personnel Resources Committee also makes recommendations to the Stock Option Committee concerning long-term incentive awards. All recommendations of the Personnel Resources Committee regarding the compensation of executive officers (other than long-term incentive awards, which are acted on by the Stock Option Committee) are approved by Webster's Board of Directors which has ultimate responsibility over such matters. During 2001, the Personnel Resources Committee held three meetings. The members of the Personnel Resources Committee currently are Messrs. Crawford (Chairman), Becker, Carpenter and Morris and Dr. Bizzozero.

                     The Stock Option Committee makes final determinations concerning the granting of stock options and restricted stock under Webster's 1992 Stock Option Plan and administers Webster's Qualified Performance-Based Compensation Plan. During 2001, the Stock Option Committee held six meetings. The members of the Stock Option Committee, which consists of all non-employee outside directors of the Corporation, currently are Messrs. Crawford (Chairman), Apicella and Becker, Dr. Bizzozero, Messrs. Carpenter, Finkenzeller, Gerwig, Jacobi, McCarthy and Morris and Sister Marguerite Waite.

                     During 2001, Webster held nine meetings of its Board of Directors. Each incumbent director, except Sister Marguerite Waite, attended at least 75% of the aggregate of (i) the total number of meetings held by the Board of Directors during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the director served during the period that the individual served.

                     The Board has appointed a Corporate Governance Committee that has overall responsibility for recommending corporate governance process and board operations for the Corporation. The Corporate Governance Committee identifies director candidates, reviews the qualifications and experience of each person considered as a nominee for election as a director, and makes initial recommendations to the Nominating Committee. During 2001, the Corporate Governance Committee held four meetings. The members of the Corporate Governance Committee are Messrs. Smith (Chairman), Finkenzeller, Gerwig and McCarthy and Sister Marguerite Waite.

                     The Nominating Committee is comprised of all of the independent outside members of the Board of Directors. In connection with the Annual Meeting, the Nominating Committee met one time. Webster's Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of Webster. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Webster not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders. If less than 45 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received by Webster not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on February 6, 2002 and by filing a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission on February 11, 2002. A shareholder's notice of nomination must also set forth certain information specified in Article III, Section 13 of the Corporation's Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ALL OF ITS DIRECTOR NOMINEES.

                                   MANAGEMENT

EXECUTIVE OFFICERS

                     The following table sets forth certain information for the five executive officers of Webster, each of whom is elected to serve for a one-year period. Each officer currently serves pursuant to an employment agreement with Webster and Webster Bank. See "Employment Agreements" below.


                                                    AGE AT                 POSITIONS HELD WITH WEBSTER
NAME                                          DECEMBER 31, 2001                  AND WEBSTER BANK
----                                          -----------------                 -----------------

James C. Smith                                      52                  Chairman, Chief Executive Officer and Director

William T. Bromage                                  56                  President, Chief Operating Officer and Director of Webster
                                                                        and Webster Bank; Vice Chairman of Webster Bank

William J. Healy                                    57                  Executive Vice President and Chief Financial Officer

Peter K. Mulligan                                   57                  Senior Executive Vice President -- Retail Banking

Ross M. Strickland                                  52                  Executive Vice President -- Consumer Finance


                     Information concerning the principal occupation of these executive officers of Webster and Webster Bank during at least the last five years is set forth below.

                     JAMES C. SMITH is Chairman, Chief Executive Officer and a director of Webster and Webster Bank, having been elected Chairman in 1995 and Chief Executive Officer in 1987. Mr. Smith joined Webster Bank in 1975, and was elected President and Chief Operating Officer of Webster Bank in 1982 and of Webster in 1986. Mr. Smith is a member of the Board of Directors of the American Bankers Association. Mr. Smith served as President of Webster and Webster Bank until April 2000. He is a director of MacDermid, Incorporated (NYSE: MRD), a manufacturer and wholesaler of specialty chemical products, and St. Mary's Hospital, both of Waterbury, Connecticut. Mr. Smith is co-chair of the Governor's Council on Economic Competitiveness and Technology in Connecticut, and is active in numerous community and economic organizations.

                     WILLIAM T. BROMAGE is President, Chief Operating Officer and a director of Webster and Webster Bank and Vice Chairman of Webster Bank. Mr. Bromage was elected President in April 2000 and Chief Operating Officer in January 2002. From September 1999 to April 2000, he served as Senior Executive Vice President -- Business Banking and Corporate Development of Webster and Webster Bank. From May 1996 to August 1999, Mr. Bromage served as Executive Vice President -- Business Banking of Webster and Webster Bank. Prior to joining Webster, he was a Consultant at Aetna Life & Casualty in Hartford, Connecticut from 1995 to March 1996. Before his association with Aetna, he was Executive Vice President in Credit Administration at Shawmut National Corporation since 1990 and had served Shawmut in other positions since 1969.

                     WILLIAM J. HEALY is Executive Vice President and Chief Financial Officer of Webster and Webster Bank, positions he has held since April 2001. Prior to joining Webster, Mr. Healy was the Executive Vice President and Chief Financial Officer for Summit Bancorp, a bank holding company in Princeton, New Jersey. From 1994 to 1998 Mr. Healy was Executive Vice President,

Chief Accounting Officer and Controller for Summit. He joined Summit in 1973, after working for KPMG Peat Marwick for several years as a supervising senior accountant and senior accountant.

                     PETER K. MULLIGAN is Senior Executive Vice President -- Retail Banking of Webster and Webster Bank, positions he has held since June 2000. From 1995 until June 2000, he served as Executive Vice President -- Consumer and Small Business Banking of Webster and Webster Bank. Prior to joining Webster Bank, he was the Director of Product Management, Retail Sales and Insurance at The Bank of Boston from 1992 to 1995, and served as the Executive Vice President of the Banking Division at The Society for Savings, Hartford, Connecticut from 1988 until 1992. Society was acquired by The Bank of Boston in 1992.

                     ROSS M. STRICKLAND is Executive Vice President - Consumer Finance of Webster and Webster Bank, positions he has held since July 2000. From 1991 to July 2000, Mr. Strickland served as Executive Vice President -- Mortgage Banking of Webster and Webster Bank. Prior to joining Webster Bank, he was Executive Vice President of Residential Lending with the former Northeast Savings, F.A., Hartford, Connecticut, from 1988 to 1991. Prior to joining Northeast Savings, he was National Sales Manager, Credit Resources Group, for Shearson Lehman Brothers.

EXECUTIVE COMPENSATION

                     The following table sets forth the compensation paid by Webster or Webster Bank for services rendered in all capacities to Webster and its subsidiaries during 2001, 2000, and 1999 to the Chief Executive Officer of Webster and to each of the other four most highly compensated executive officers of Webster serving at December 31, 2001 (the "named executive officers"). Webster has not granted any stock appreciation rights to its executive officers.

                                            SUMMARY COMPENSATION TABLE
                                                                                LONG-TERM
                                                                                COMPENSATION AWARDS
                                                                              -----------------------

                                                   ANNUAL COMPENSATION          RESTRICTED        SECURITIES       ALL
      NAME AND                                     -------------------          STOCK             UNDERLYING       OTHER COMP-
PRINCIPAL POSITIONS                       YEAR    SALARY ($)   BONUS ($) (a)    AWARD(s)($)(b)    OPTIONS (#)      ENSATION ($)(c)
-------------------                       ----    ----------   -------------    --------------    -----------      ---------------
James C. Smith......................      2001   $595,000      $693,800           $   748,035       61,975     $    76,798
   Chairman,                              2000   $595,000      $660,400           $   282,844      247,925     $    70,449
   Chief Executive Officer                1999   $572,000      $751,900           $   427,013       44,700     $    52,482
   and Director

William T. Bromage..................      2001   $345,000      $338,200           $   378,750       26,599     $    35,736
   President, Chief Operating             2000   $329,423 (d)  $327,600           $   136,860      129,800     $    28,912
   Officer and Director                   1999   $233,077      $265,400           $   131,644       23,550     $    22,052

William J. Healy....................      2001   $194,617 (e)  $238,700           $   266,197       34,100     $     9,082
   Executive Vice President and           2000   $    --       $    --            $     --            --       $        --
   Chief Financial Officer                1999   $    --       $    --            $     --            --       $        --

Peter K. Mulligan...................      2001   $250,000      $225,100           $   218,813       17,350     $    28,320
   Senior Executive Vice President        2000   $231,854 (d)  $213,800           $    79,265       69,450     $    24,170
   Retail Banking...................      1999   $208,000      $189,600           $    77,438        8,150     $    21,324

Ross M. Strickland..................      2001   $216,300      $199,200           $   124,674        7,500     $    32,983
   Executive Vice President --            2000   $216,300      $157,100           $    34,215        7,500     $    30,697
   Consumer Finance                       1999   $208,000      $209,900           $    77,438        8,150     $    26,836
---------------------------

(a)   Mr. Smith received a bonus under the Qualified Performance-Based Compensation Plan of $664,000.  Messrs. Bromage, Healy,
      Mulligan and Strickland received bonuses under the Annual Incentive Plan of $320,900, $238,700, $212,600 and $188,400
      respectively.  The target bonus is paid in cash and the balance is paid in restricted stock.


                                               2001 BONUSES
                                               ------------
                                          (DOLLARS IN THOUSANDS)



                                                                                             RESTRICTED
                                                            TOTAL         CASH                 STOCK
      NAME                       TARGET %      TARGET $     BONUS        PAYMENT              PAYMENT
      ----                     -----------    --------      -----        -------              -------

James C. Smith                    90.0%        $535.5        $664.0       $535.5             $  128.5
William T. Bromage                75.0%        $258.8        $320.9       $258.8             $   62.1
William J. Healy                  70.0%        $192.5        $238.7       $192.5             $   46.2
Peter K. Mulligan                 70.0%        $175.0        $212.6       $175.0             $   37.6
Ross M. Strickland                65.0%        $140.6        $188.4       $140.6             $   47.8

      The 2001 bonuses also include a one-time payment of 5% of base salary for 2001 for Messrs. Smith, Bromage, Mulligan and Strickland of $29,800, $17,300, $12,500 and $10,800 respectively in lieu of receiving a salary increase for 2001.

      The general terms of the Qualified Performance-Based Compensation Plan, the Annual Incentive Plan and the one time 5% payment of base salary are described below in "Personnel Resources Committee Report on Executive Compensation."

(b) Granted under the 1992 Stock Option Plan. As of December 31, 2001, the executive officers held the following shares of unvested restricted stock:
      Mr. Smith, 73,846 shares with a value of $2,328,364.38; Mr. Bromage, 22,848 shares with a value of $720,397.44; Mr. Healy, 7325 shares with a value of $230,957.25; Mr. Mulligan, 13,212 shares with a value of $416,574.36; and Mr. Strickland, 19,403 shares with a value of $611,776.59. The December 31, 2001 values of these shares are based on the closing price of the Company's Common Stock on the Nasdaq National Market of $31.53, on December 31, 2001. Dividends are paid on a quarterly basis.

(c) All Other Compensation includes amounts contributed or allocated, as the case may be, to the Webster Bank 401(k) plan (the "401(k) Plan"), the Webster Bank non-contributory employee stock ownership plan (the "ESOP"), cash dividends paid on restricted stock, and the Webster Bank nonqualified supplemental retirement plan, on behalf of each executive officer. It also includes a car allowance for each executive officer and a premium on a life insurance policy for Mr. Smith. For 2001 matching contributions made by Webster Bank to the 401(k) Plan on behalf of Messrs. Smith, Bromage, Mulligan and Strickland were $5,250 each. In addition, for 2001, Messrs. Smith, Bromage, Mulligan and Strickland were allocated 113 shares of Webster's Common Stock, each pursuant to the ESOP, having a value based on the market value of Webster's Common Stock at the date of allocation of $3,563. In 2001, Messrs. Smith, Bromage, Healy, Mulligan and Strickland received cash dividends on restricted stock of $39,872, $10,504, $1,190, $6,082, and $11,807 respectively. In 2001, Webster Bank also allocated $13,494, $5,619, $2,625, and $1,563 to the supplemental matching contributions accounts of Messrs. Smith, Bromage, Mulligan and Strickland, respectively, pursuant to the Webster Bank nonqualified supplemental retirement plan.

(d) Mr. Bromage's annual compensation was $300,000 from January 1, 2000 to April 20, 2000; thereafter it was $345,000. Mr. Mulligan's annual compensation was $216,300 from January 1, 2000 to July 1, 2000; thereafter, it was $250,000.

(e)   Mr. Healy joined the Company on March 30, 2001.


                     Executive officers are eligible to participate in Webster Bank's nonqualified deferred compensation plan. Under the terms of the plan, executive officer participants may elect to defer all or any portion of their bonuses. Deferred amounts are credited by Webster Bank to bookkeeping reserve accounts for each participant. Such accounts, plus accrued interest, are payable upon termination of service, disability or death of the participant, in a lump sum or in ten annual installments at the participant's election. For 2001, none of the executive officers elected to defer the bonus portion of his annual compensation.

OPTION GRANTS

                     The following table contains information with respect to grants of stock options to each of the named executive officers during the year ended December 31, 2001.

                           OPTION GRANTS DURING 2001

                                                     INDIVIDUAL GRANTS (a)
                               -----------------------------------------------------------------
                               NUMBER OF            % OF TOTAL
                               SECURITIES            OPTIONS
                               UNDERLYING           GRANTED TO
                                OPTIONS             EMPLOYEES          EXERCISE       EXPIRATION       GRANT DATE
NAME                            GRANTED (#) (b)   IN FISCAL YEAR     PRICE ($/SH)        DATE         PRESENT VALUE ($) (d)
----                           ----------------   --------------     ------------        ----         ---------------------

James C. Smith...............      3,351                0.81%          $ 29.84         12/17/2011         $      39,998
                                  58,624               14.12%          $ 29.84         12/17/2011         $     699,736

William T. Bromage...........      3,351                0.81%          $ 29.84         12/17/2011         $      39,998
                                  26,599                6.40%          $ 29.84         12/17/2011         $     317,486

William J. Healy.............      3,267  (c)           0.79%          $ 30.60         04/26/2011         $      39,988
                                   1,733  (c)           0.42%          $ 30.60         04/26/2011         $      21,212
                                   3,267                0.79%          $ 30.60         04/26/2011         $      39,988
                                   6,733                1.62%          $ 30.60         04/26/2011         $      84,412
                                  19,100                4.60%          $ 29.84         12/17/2011         $     227,978

Peter K. Mulligan............      3,351                0.81%          $ 29.84         12/17/2011         $      39,998
                                  13,999                3.37%          $ 29.84         12/17/2011         $     167,092

Ross M. Strickland...........      3,351                0.81%          $ 29.84         12/17/2011         $      39,998
                                   4,149                1.00%          $ 29.84         12/17/2011         $      49,522



(a) All option grants were made at 100% of the fair market value of the Common Stock on the date of grant. Options not immediately exercisable may become exercisable in full, or with respect to certain option grants, in part, under certain circumstances when a "change in control" of Webster or Webster Bank has occurred.

(b) Options will become exercisable in full after three years following the date of grant.

(c)   Options fully vested at time of grant.

(d) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an employee may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an employee will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on assumptions as to variables such as the expected term of the option, the risk-free interest rate for the expected term of the option (based upon the rate available on the date of grant on a zero-coupon U.S. government issue), stock price volatility (based on the Corporation's historical stock price over a range of years), and the expected future estimated dividend yield (based upon the dividend yield at date of grant).

OPTION EXERCISES AND HOLDINGS

                     The following table sets forth information with respect to each of the named executive officers concerning the exercise of stock options during 2001 and the value of all unexercised options held by each of such individuals at December 31, 2001.

                       AGGREGATED OPTION EXERCISES IN 2001
                        AND FISCAL YEAR-END OPTION VALUES


                                                                                                              VALUE OF
                                                                            NUMBER OF                       UNEXERCISED
                                                                      SECURITIES UNDERLYING                 IN-THE-MONEY
                                     SHARES                           UNEXERCISED OPTIONS AT                 OPTIONS AT
                                    ACQUIRED          VALUE           DECEMBER 31, 2001 (#)            DECEMBER 31, 2001 ($)
NAME                              ON EXERCISE (#)    REALIZED ($)   EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE (a)
----                              ---------------    ------------   -------------------------      -----------------------------
James C. Smith................          --               --              707,500/354,600           $  8,308,155/   $  11,180,538
William T. Bromage............          --               --               45,750/183,300           $  1,064,137/   $   5,779,449
William J. Healy..............          5,000            --                    0/ 29,100           $          0/   $     917,523
Peter K. Mulligan.............          --               --               54,550/ 94,950           $  1,341,601/   $   2,993,773
Ross M. Strickland............      22,000/9,842         --               64,748/ 23,150           $  1,663,144/   $     729,919

------------------------------

(a) Based on the closing sales price of Webster Common Stock on the Nasdaq National Market on December 31, 2001 of $31.53, less the exercise price, of all unexercised stock options having an exercise price less than such market value.

RETIREMENT PLANS

                     Webster Bank maintains a defined benefit pension plan (the "Pension Plan") for eligible employees of Webster Bank. The Pension Plan is a qualified plan under the Internal Revenue Code of 1986, as amended (the "Code"), and complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended. All employees of Webster Bank are eligible to participate in the Pension Plan upon attaining age 21 and completing one year of service.

                     Benefits under the Pension Plan are funded solely by contributions made by Webster Bank. Under the Pension Plan's benefit formula, a participant's monthly normal retirement benefit will equal the sum of: (a) his or her accrued benefit as of December 31, 1986 (adjusted through August 31, 1996 to reflect certain future increases in compensation), plus (b) the sum of 2% of the participant's monthly compensation for each year of credited service beginning on or after January 1, 1987. In general, benefits may not be based on more than 30 years of credited service. The normal form of benefit is an annuity for the participant's lifetime with a minimum of 120 monthly payments guaranteed. A Pension Plan participant becomes 100% vested in the benefits under the Pension Plan upon completion of five years of service. Benefit payments to a participant or beneficiary may commence upon a participant's early retirement date (age 55), normal retirement date (generally age 65), deferred retirement date or death. Participants may elect to receive their benefits in one of several optional forms, including a lump sum or periodic payments during the participant's lifetime or during the lifetime of the participant and his or her surviving spouse or designated beneficiary. The lump sum option has been eliminated for benefits earned after January 26, 1998.

                     The Board of Directors of Webster Bank has adopted a nonqualified supplemental retirement plan (the "Supplemental Plan") for certain management and other highly compensated employees who are also participants in the Pension Plan to provide supplemental retirement income benefits which are not currently available because annual compensation in excess of $200,000 (subject to cost of living increases) may not be used in the calculation of retirement benefits under the Code and because pension benefits are currently subject to a maximum of $160,000 (subject to cost of living increases). Benefits under the Supplemental Plan are payable in monthly installments. The Supplemental Plan also provides certain management and other highly compensated employees who are participants in the 401(k) Plan with supplemental matching contributions. See "Executive Compensation -- Summary Compensation Table" above.

                     The estimated annual benefits payable from the Pension Plan upon retirement at normal retirement age for Messrs. Smith, Bromage, Mulligan and Strickland are $108,290, $55,330, $53,310 and $85,300, respectively. In addition, the estimated annual supplemental retirement income benefits payable to Messrs. Smith, Bromage, Mulligan and Strickland under the Supplemental Plan are $245,700, $63,540, $33,520 and $36,860 respectively.

COMPENSATION OF DIRECTORS

                     During 2001, each non-employee director of Webster received an annual retainer of 604 shares of Webster Common Stock with an aggregate value of $15,000 at the date of grant pursuant to the 2001 Directors Retainer Fees Plan, which provides for the payment of annual retainer fees to non-employee directors in shares of Common Stock as adopted by shareholders at the 2001 Annual Meeting (the "Fees Plan"). Under the Fees Plan, each non-employee director is granted shares of Common Stock equal to the annual retainer (currently $15,000) divided by the average quarterly value as of the grant date, on an annual basis. The average quarterly value is based on the average of the closing prices of Common Stock of the four calendar quarters preceding the grant date, which is the date of each annual meeting of shareholders. Shares of Common Stock granted under the Fees Plan are subject to vesting requirements and other substantial risks of forfeiture.

                     In addition, effective as of April 27, 2000, each non-employee director received $1,000 for each Webster or Webster Bank Board meeting attended, $750 for each committee meeting attended and $500 for each telephonic Webster or Webster Bank Board meeting and $375 for each telephonic committee meeting called by Webster. Non-employee directors of Webster and Webster Bank received a total of $1,500 for separate Board meetings of Webster and Webster Bank that were held on the same day. Chairpersons of the Audit Committee and the Personnel Resources Committee also received an annual retainer of $4,000. Non-employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster Bank. Employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster or its subsidiaries.

                     Directors are eligible to participate in Webster Bank's nonqualified deferred compensation plan. Under the terms of the plan, director participants may elect to defer all or any portion of their directors' fees. Deferred amounts are credited by Webster Bank to bookkeeping reserve accounts for each participant. Such accounts, plus accrued interest, are payable upon termination of service, disability or death of the participant, in a lump sum or in ten annual installments at the participant's election.

                     The Board of Directors of Webster adopted in 1992, with shareholder approval, the 1992 Stock Option Plan for the benefit of directors, officers and other full-time employees of Webster and its subsidiaries. The option exercise price for options to non-employee directors is 100% of the fair market value of the Common Stock on the date of grant of the option. Options granted to non-employee directors may be exercised at any time after grant. In 1996, the 1992 Stock Option Plan was amended to increase the number of shares reserved for issuance under the plan and to provide that the number of options granted to non-employee directors upon election or re-election shall be 4,000 shares (as adjusted for the April 1998 two-for-one split of Webster's Common Stock), with a director elected to the Board for less than a three-year term entitled to an option for 4,000 shares on a pro-rated basis for the number of months of his or her term as a percentage of 36 months. In 2001, the 1992 Plan was amended to provide for discretionary grants of options to non-employee directors and to discontinue automatic grants of options to non-employee directors. During 2001, directors received a discretionary option grant under the 1992 Stock Option Plan of 4,000 shares, except those directors who were elected or reelected in 2000 received 2,000 shares.

EMPLOYMENT AGREEMENTS

                     Webster and Webster Bank entered into employment agreements with Messrs. Smith, Bromage, Mulligan and Strickland effective January 1, 1998 and with Mr. Healy, effective March 30, 2001. Webster also entered into change of control employment agreements with Messrs. Smith, Bromage, Mulligan and Strickland effective December 15, 1997 and with Mr. Healy, effective March 30, 2001. Mr. Smith serves as Chairman, Chief Executive Officer and a director of both Webster and Webster Bank; Mr. Bromage serves as President, Chief Operating Officer and a director of Webster and Webster Bank and Vice Chairman of Webster Bank; Mr. Mulligan serves as Senior Executive Vice President -- Retail Banking of both Webster and Webster Bank; Mr. Healy serves as Executive Vice President and Chief Financial Officer of both Webster and Webster Bank, and Mr. Strickland serves as Executive Vice President -- Consumer Finance of both Webster and Webster Bank.

                     Under their respective employment agreements, each executive officer may receive annual cost of living increases and may also receive a merit increase as determined by the Boards of Directors of Webster and Webster Bank. Each executive officer is eligible to receive discretionary bonuses as may be authorized by the Boards of Directors of Webster and Webster Bank and shall be eligible to participate in any plan of Webster or Webster Bank relating to stock options, stock purchases, pension, thrift, employee stock ownership, group life insurance and medical coverage or other retirement or employee benefits that Webster or Webster Bank has adopted or may adopt for the benefit of its executive employees. In addition, each executive officer is provided with an automobile allowance for business use. Messrs. Smith, Bromage, Mulligan and Strickland's employment agreements provide for initial terms of three years ending December 31, 2000 with renewals for one additional year following each anniversary date with the approval of the Board of Directors, unless the executive officer gives written notice to the contrary. The employment agreements of Messrs. Smith, Bromage and Mulligan have been renewed each year as of each anniversary date. Mr. Healy's employment agreement provides for an initial term ending December 31, 2003 with renewals for one additional year following each anniversary date with the approval of the Board of Directors, unless the executive officer gives written notice to the contrary. Those agreements will terminate upon the "Effective Date" of their respective change of control employment agreements, which are discussed below. The 2002 base salaries for Messrs. Smith, Bromage, Healy, Mulligan and Strickland are $619,000, $359,000, $286,000, $260,000 and $216,300 respectively. Their salaries may not be reduced under the employment agreements without the consent of the executive officer.

                     The Boards of Directors of Webster and Webster Bank may terminate the executive officer's employment at any time during the term of an employment agreement. Unless the termination is for "cause" (as defined therein), the executive officers would be entitled (a) to receive a lump sum payment from Webster Bank equal to the sum of (x) the executive officer's then current annual base salary and (y) the amount of any bonuses paid pursuant to Webster's and Webster Bank's annual incentive compensation plan during the then current fiscal year multiplied by a fraction the numerator of which is the number of full months during the then current fiscal year in which the executive officer was employed and the denominator of which is 12, and (b) subject to certain limitations, to continue to be entitled to medical and dental coverage for one year (or the remaining term of the agreement, if less) or until the executive officer accepts other employment on a substantially full time basis if earlier.

                     If during the term of the employment agreement an executive officer terminates his employment without the consent of the Board of Webster or Webster Bank, then the employment agreement, among other things, would restrict him from having any other employment for one year or the remaining term of the agreement plus six months, whichever is less, with a commercial bank, savings bank, savings and loan association, or mortgage banking company, or a holding company affiliate of any of the foregoing, which has an office out of which the executive officer would be primarily based, located within 35 miles of Webster Bank's home office.

                     Under the change of control employment agreements, Webster and Messrs. Smith, Bromage, Healy, Mulligan and Strickland, respectively, agreed that the employment of each executive officer would continue for a period of two years following the "Effective Date" under such agreements (the "Employment Period"). The "Effective Date" is generally the date on which a "change of control" (as defined below) of Webster occurs, except that, if the executive officer's employment with Webster is terminated before a change of control at the request of a third party who is effecting a change of control or otherwise in connection with or in anticipation of a change of control, the Effective Date is the day before the date of such termination, provided, in either case, that the Effective Date occurs during the "change of control period" (defined for Messrs. Smith, Bromage, Mulligan and Strickland as the two-year period ending on December 15, 2003, except that on December 15, 2002 and on each annual anniversary of such date, unless previously terminated, the change of control period will be extended automatically so as to terminate two years from such date, unless Webster has given the executive officer at least 60 days prior notice that the change of control period will not be so extended, and for Mr. Healy as the two-year period ending on March 30, 2003, except that on March 30, 2002 and on each annual anniversary of such date, unless previously terminated, the change of control period will be extended automatically so as to terminate two years from such date, unless Webster has given the executive officer at least 60 days prior notice that the change of control period will not be so extended). As noted above, upon the Effective Date under the change of control employment agreements, the employment agreements of these officers with Webster and Webster Bank will terminate and the change of control employment agreements will supersede those agreements.

                     During the Employment Period, each executive officer will receive an annual base salary at a rate at least equal to 12 times his highest monthly base salary from Webster and its affiliated companies during the 12-month period before the Effective Date (including any salary that was earned but deferred). The base salary will be reviewed at least annually and will not be reduced from the amount then in effect. In addition, each executive officer shall be awarded for each fiscal year ending during the Employment Period an annual bonus in cash at least equal to his highest bonus under the Annual Incentive Plan or any comparable bonus under any predecessor or successor plan for the last three full fiscal years before the Effective Date. Each executive officer will be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of Webster and affiliated companies and the incentive, savings and retirement benefit opportunities afforded to the executive officer shall not be less favorable than those provided to him during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Each executive officer and his family also will be eligible to participate in and shall receive all welfare benefits (including medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance) applicable generally to other peer executives of Webster and affiliated companies and the welfare benefits provided to the executive officer shall not be less favorable than those provided to him during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Each executive officer will be entitled to prompt reimbursement of expenses and to fringe benefits during the Employment Period (including tax and financial planning services, payment of club dues and, if applicable, use of an automobile and payment of related expenses) in accordance with the most favorable policies in effect with respect to such matters for such executive officer during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Similar provisions will apply to the office, support staff and vacation time to be provided to the executive officers during the Employment Period.

                     If the employment of the executive officer is terminated during the Employment Period by Webster without "cause" (as defined therein) and other than because of his "disability" (as defined therein) or by the executive officer with "good reason" (as defined therein), Webster will be required to pay the executive officer a lump sum cash amount equal to the sum of: (i) the sum of
(a) his base salary through the termination date to the extent not previously paid, (b) a prorated bonus reflecting the number of days he was employed during the fiscal year based on the higher of the bonus required to be paid for such fiscal year under the agreement or the bonus paid or payable for the most recently completed fiscal year and (c) any previously deferred compensation and any accrued vacation pay; (ii) three times the sum of the executive officer's base salary and bonus (based on the higher of the two amounts described in (i)(b) above); and (iii) the excess of (a) the actuarial equivalent of the benefit the executive officer would have been entitled to receive under the Pension Plan and the Supplemental Plan if his employment had continued for three years (or, in the case of Mr. Healy, if such termination occurs before March 31, 2002, two years) after the date of termination based on the compensation amounts that would have been required to be paid to him under the change of control employment agreement over (b) the actuarial equivalent of his actual benefit under the Pension Plan and the Supplemental Plan as of the termination date. In such event, Webster also will be required to: (i) continue benefits to the executive officer and his family at least equal to those that would have been provided to them under the change of control employment agreement if the executive officer's employment had continued for at least three years (or, in the case of Mr. Healy, if such termination occurs before March 31, 2002, two years) after the termination date; (ii) provide outplacement services to the executive officer at its expense and (iii) pay or provide to the executive officer any other amounts or benefits to which he is entitled under any agreement or plan of Webster and its affiliated companies. If the executive officer would be subject to the excise tax imposed by Section 4999 of the Code (relating to excess parachute payments) on any payment or distribution by Webster or its affiliates to or for the benefit of the executive officer, Webster will pay to the executive officer a gross-up amount sufficient (after all taxes) to pay such excise tax (including interest and penalties with respect to any such taxes). However, if the payments and distributions do not exceed 110% of the maximum amount that could be paid to the executive officer such that no excise tax would be imposed, no gross-up payment will be made and the payments and distributions will be reduced to such maximum amount.

                     For purposes of the change of control employment agreements, a "change of control" means: (1) the acquisition by any individual, entity or group (a "Person") of beneficial ownership of 20% or more of either
(i) the outstanding shares of the Common Stock of Webster or (ii) the combined voting power of the then outstanding voting securities of Webster entitled to vote generally in the election of directors ("Voting Securities"), except that any such acquisition (a) directly from Webster, (b) by Webster, (c) by any employee benefit plan or trust of Webster or any controlled corporation, or (d) pursuant to a transaction that complies with clauses (3)(i), (ii) and (iii) below will not constitute a change of control; (2) individuals who, as of December 15, 1997 (for Messrs. Smith, Bromage and Mulligan), and, as of March 30, 2001 (for Mr. Healy), constituted the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, except that any individual becoming a director after such date whose election, or nomination for election by the shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors; or (3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Webster or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and Voting Securities immediately before the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (the "Resulting Common Stock") and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (the "Resulting Voting Securities"), as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Webster or all or substantially all of Webster's assets either directly or through one or more subsidiaries) (the "Resulting Corporation") in substantially the same proportions as their ownership, immediately before the Business Combination, of the outstanding Common Stock and Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan or trust of Webster or the Resulting Corporation) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding Resulting Common Stock or the combined voting power of the Resulting Voting Securities, except to the extent that such ownership existed before the Business Combination and (iii) at least a majority of the members of the Board of Directors of the Resulting Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or (4) approval by the shareholders of Webster of a complete liquidation or dissolution of Webster.


PERSONNEL RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                     The Personnel Resources Committee of the Board of Directors comprises five non-employee directors. The Committee recommends to the full Board of Directors, which has ultimate responsibility over such matters, executive officer salaries, bonuses and certain other forms of compensation, and recommends to the Stock Option Committee long-term incentive awards. All recommendations of the Personnel Resources Committee regarding executive officer compensation for the 2001 fiscal year were approved by the Board of Directors or the Stock Option Committee.

                     Set forth below is a report addressing Webster's compensation policies for fiscal year 2001 as they affected Webster's executive officers.

                     Compensation Policies for Executive Officers. Webster's executive compensation policies are designed to provide competitive levels of compensation, to assist Webster in attracting and retaining qualified executives and to encourage superior performance. In determining levels of executive officers' overall compensation, the Personnel Resources Committee considers the qualifications and experience of the persons concerned, the size of the institution and the complexity of its operations, the financial condition, including income, of the institution, the compensation paid to other persons employed by the institution and the compensation paid to persons having similar duties and responsibilities in comparable financial institutions. The Personnel Resources Committee employs outside consultants and refers to published survey data in establishing compensation.

                     Relationship of Performance to Executive Compensation. Compensation paid to Webster's executive officers in 2001 consisted of the following components: base salary, bonuses, long-term incentives (awards of stock options and restricted stock) and participation in Webster employee benefit plans. While each of these components has a separate purpose and may have a different relative value to the total, a significant portion of the total compensation package is highly dependent on the financial success of Webster and shareholder return. Generally, base salaries for executive officers approximate the average of salaries paid for comparable positions at other financial institutions. Short-term and long-term incentive compensation plans are designed to provide significant compensation opportunities when Webster meets or exceeds its financial and strategic goals. The ultimate value of long-term incentive compensation such as stock options and restricted stock is dependent primarily on the performance of Webster's Common Stock. Webster's executive officers' compensation is tied to Webster's goals and their compensation may be lower or higher than average total compensation than for similar positions at comparable financial institutions depending on whether or not Webster meets or exceeds its goals.

                     For 2001, the Personnel Resources Committee intended that total compensation for executive officers other than the Chief Executive Officer be above the average for comparable financial institutions based on their past practices, recognizing that Webster exceeded its financial plan targets, has grown responsibly and has made significant progress in pursuit of its strategic and financial objectives. The Corporation's total shareholder return over 1 and 5 year periods ended December 31, 2001 exceeded its peer group's performance.

                     Base Salary. The Personnel Resources Committee reviews executive base salaries annually in January. Base salary is intended to signal the internal value of the position and to track with the external marketplace. All executive officers serve pursuant to employment agreements that provide for a minimum base salary that may not be reduced without the consent of the executive officer. In establishing the 2001 salary for each executive officer, the Personnel Resources Committee considered the officer's responsibilities, qualifications and experience, the size of the institution and the complexity of its operations, the financial condition of the institution (based on levels of income, asset quality and capital), and compensation paid to persons having similar duties and responsibilities in comparable financial institutions. Base salaries for executive officers did not change in 2001 due to a profitability improvement initiative that was in effect at the time. The Board of Directors decided that if Webster achieved its financial plan for 2001, executives would receive a one-time payment in lieu of a salary increase for the year. The financial plan was achieved and executive officers received a one-time payment of 5% of base salary in 2001.

                     Annual Incentive Plan. The Incentive Plan for Webster was adopted by the Board of Directors on February 26, 2001 after a thorough review of incentive plans and performance metrics used by a large sample of regional and national banks conducted by William M. Mercer, Inc. The Incentive Plan covers senior officers, other than the Chief Executive Officer, approved for participation in the Incentive Plan by the Personnel Resources Committee. The Personnel Resources Committee makes recommendations to the Board of Directors for awards under the Incentive Plan.

                     The Incentive Plan formula calls for the bonuses of executive officers to be determined on the basis of the following metrics: achievement of the corporate financial plan; adjusted return on average equity compared to Peer Group; and, where applicable, the achievement of line of business financial plans. Target is achieved if Webster meets its annual financial plan and if the adjusted return on average equity equals Webster's Peer Group. In the case of executive officers who are line of business heads, the line of business must also achieve its annual financial plan. The target bonuses are set relative to executive officers' responsibilities with such target bonuses equal to 65% to 75% of the recipient's base salary. Additional or lesser bonuses may be earned to the extent that performance exceeds or falls short of the target, through the application of a bonus multiplier which equals "1" when the target is met and which increases or decreases to the extent that performance exceeds or falls short of the target. Awards to the executive officers under the Incentive Plan are based 30% to 100% on corporate performance and 0% to 70% on line of business performance depending on the executive officer's responsibilities. Awards for 2001 amounted to 124% of target for corporate performance and ranged from 94% to 119% of target for the line of business performance.

                     Qualified Performance-Based Compensation Plan. The Qualified Performance-Based Compensation Plan (the "Plan") was adopted by the Board of Directors effective January 1, 1998, and approved by shareholders at the 1998 annual meeting. The Plan is designed to further the growth and profitability of Webster by providing the Chief Executive Officer and other selected executive officers as may be determined by the Personnel Resources Committee, with the opportunity to earn additional cash compensation based on business results, thereby enabling Webster to motivate key employees to achieve high profitability for the Corporation. The Plan is intended to satisfy the requirements of Section 162(m) of the Code with respect to the deduction of qualified performance-based compensation. The Chief Executive Officer was the only participant in the Plan for 2001, and his bonus was determined based on attainment of the designated performance objective under the Plan, achieving the corporate financial plan and return on average equity compared to Webster's Peer Group.

                     Long-Term Incentive Compensation. The Board of Directors endorses the position that stock ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. To that end, Webster has established formal stock ownership guidelines for all executive officers. Webster uses stock options and restricted stock awards to provide long-term incentive compensation. The Personnel Resources Committee makes recommendations to the Stock Option Committee for awards under the Corporation's 1992 Stock Option Plan. Long-term compensation, which emphasizes long-term results, is targeted at 50% to 125% (excluding the CEO) of the recipient's base salary depending upon the executive officer's responsibilities. For 2001, one-third of long-term compensation was paid in restricted stock and two-thirds was paid in stock options.

                     The purpose of stock option awards is to provide an opportunity for the recipients to acquire or increase a proprietary interest in Webster, thereby creating a stronger incentive to expend maximum effort for the long-term growth and success of Webster and encouraging recipients to remain in the employ of Webster. Officers and other full-time employees of Webster and its subsidiaries are eligible for grants under the Corporation's 1992 Stock Option Plan. Stock options are normally granted each year as a component of long-term compensation with the size of the grants generally tied to and weighted approximately equally based on an officer's responsibility level, base salary and performance. The number of options held is not considered when determining the option awards for executive officers. During 2001, 73,900 stock options were granted to Webster's executive officers other than the Chief Executive Officer.

                     The purpose of Webster's restricted stock awards is to attract and retain executive officers whose actions will have an impact on Webster's long-term operating results and to motivate such executives by providing them with an immediate ownership stake in the business. Recipients are paid dividends on the shares and have voting rights. All restricted stock awards have vesting requirements that range from three years to five years. In addition to providing a direct relationship between shareholder value and the value of the benefit to the officer, restricted stock is a powerful retention device as the shares are not conveyed to the executive until vesting restrictions have been satisfied. During 2001, 23,635 shares of restricted stock were awarded to executive officers other than the Chief Executive Officer, of which 8,835 shares related to previously earned bonus awards which were converted from cash to restricted stock when the prior Annual Incentive Plan was discontinued at the end of 2000.

                     Other. In addition to the compensation paid to executive officers as described above, executive officers received, along with and on the same terms as other employees, certain benefits pursuant to the 401(k) Plan, the Employee Stock Purchase Plan, the ESOP and the Pension Plan. In addition, executive officers received certain benefits under Webster's nonqualified supplemental retirement plan that are otherwise limited by Internal Revenue Code caps on qualified plans.

                     CEO Compensation. The Personnel Resources Committee, in determining the compensation for the Chief Executive Officer, considers Webster's size and complexity, financial condition and results and progress in meeting strategic objectives. The Chief Executive Officer's 2001 base salary did not change due to a profitability improvement initiative that was in effect at the time. It was decided that if Webster achieved its financial plan for 2001, the CEO would receive a one-time payment in lieu of a salary increase. The financial plan was achieved and the CEO received the one-time payment of 5% of base salary. The CEO's annual bonus was determined under the Qualified Performance-Based Compensation Plan, the material terms of which were approved by shareholders at the 1998 annual meeting. The Committee determined that for 2001, in addition to attainment of the performance objectives under the Plan, it would base the CEO's target bonus, which was set at 90% of base salary, primarily on achieving the corporate financial plan (50%) and equaling the adjusted return on average equity against Webster's Peer Group (50%). The CEO's annual bonus payment was $664,000 for 2001, which amounted to 124% of target bonus. The target bonus was paid in cash and the balance was paid in 3,576 restricted shares.

                     Regarding long-term incentive compensation, targeted at 150% of base salary in 2001, the CEO received an annual grant of 61,975 stock options and an award of 12,400 restricted shares which were made in accordance with the Corporation's 1992 Stock Option Plan. In addition, 8,896 restricted shares related to previously earned bonus awards which were converted from cash to restricted shares were granted to the CEO.

                     For 2001, the Personnel Resources Committee intended that total compensation for the Chief Executive Officer, be somewhat higher than the average for comparable financial institutions based on their past practices, recognizing that Webster exceeded its financial plan targets and its Peer Group's growth in net income and EPS. The Committee also noted that Webster has grown responsibly and has made significant progress in pursuit of its strategic objectives. The Corporation's total shareholder return over 1 and 5 year periods ended December 31, 2001 exceeded its peer group's performance.

                     Internal Revenue Code Section 162(m). In 1993, the Code was amended to disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the Code), unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring Webster's compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation.

                         Personnel Resources Committee
                         -----------------------------
                          John J. Crawford (Chairman)
                                 Joel S. Becker
                            O. Joseph Bizzozero, Jr.
                              George T. Carpenter
                               Michael G. Morris



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                     From time to time Webster Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. It is the belief of management that these loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectibility nor present other unfavorable features.

                     George T. Carpenter, a director of Webster and Webster Bank, is the President and Treasurer of Carpenter Realty Co.
("Carpenter Realty") and S. Carpenter Construction Co. ("Carpenter Construction"). During fiscal 1998, Webster Bank entered into a 15 year lease for office space with Carpenter Realty for an annual rent for the first five years of the lease of $61,200.

Webster Bank entered into a three-year lease with Carpenter Realty effective March 1, 2000 for storage and work space at an annual rate of $10,923.




AUDIT COMMITTEE REPORT

                     The Corporation's Audit Committee currently has four members, Messrs. Jacobi (Chairman), Apicella, Finkenzeller and McCarthy. As of the date of this Proxy Statement, each of the Committee members is an "independent director" under the Nasdaq Stock Market rules. The Audit Committee's responsibilities are described in a written charter that was adopted by the Corporation's Board of Directors. The Audit Committee's charter is attached at the end of this Proxy Statement.

                     The Audit Committee has reviewed and discussed the Corporation's audited financial statements for the fiscal year ended December 31, 2001 with Webster's management. The Audit Committee has discussed with KPMG LLP, the Corporation's independent auditors, the matters required to be discussed by SAS No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP the independence of KPMG LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to Webster's Board of Directors that the Corporation's audited financial statements for the year ended December 31, 2001 be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.





                                 Audit Committee
                                 ---------------
                          C. Michael Jacobi (Chairman)
                               Achille A. Apicella
                             Robert A. Finkenzeller
                                John F. McCarthy


CERTAIN RELATIONSHIPS

                     For a description of loans made to Webster Bank's directors, executive officers and related persons and entities, see "Compensation Committee Interlocks and Insider Participation."

                         COMPARATIVE COMPANY PERFORMANCE

                     The following table sets forth comparative information regarding Webster's cumulative shareholder return on its Common Stock over the last five fiscal years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) for the measurement period plus share price change for a period by the share price at the beginning of the measurement period. Webster's cumulative shareholder return over a five-year period is based on an investment of $100 on December 31, 1996 and is compared to the cumulative total return of the Standard & Poor's 500 Index ("S&P 500 Index"), the SNL All Bank and Thrift Index and a peer group index prepared by SNL Securities LC. The peer group index includes 40 bank and thrift companies with reported market capitalizations between $750 million and $2 billion at December 31, 2001, with the returns of each issuer in the group weighted according to the issuer's respective stock market capitalization at the beginning of each period for which a return is indicated. Webster's market capitalization was $1.5 billion at December 31, 2001.


              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
               WEBSTER, S&P 500 INDEX, SNL ALL BANK & THRIFT INDEX
                     AND SNL SECURITIES LC PEER GROUP INDEX

                                     [LINE GRAPH]


                                                                               PERIOD ENDING
                                           ---------------------------------------------------------------------------------------
INDEX                                           12/31/96       12/31/97      12/31/98       12/31/99      12/31/00       12/31/01
----------------------------------------------------------------------------------------------------------------------------------
Webster Financial Corporation                     100.00         184.22        154.23         134.64        166.14         188.99
S&P 500                                           100.00         133.37        171.44         207.52        188.62         166.22
SNL All Bank & Thrift Index                       100.00         153.51        162.95         155.89        188.32         191.10
Webster Financial Peer Group                      100.00         162.62        148.40         135.42        171.78         184.97

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Webster's directors, certain officers and persons who own more than 10% of its Common Stock to file with the Securities and Exchange Commission initial reports of ownership of Webster's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Webster, the Corporation believes that during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to Webster's directors, officers and more than 10% owners were complied with on a timely basis, except for one report for Mr. Carpenter reporting one transaction.


                            STOCK OWNED BY MANAGEMENT

                     The following table sets forth information as of February 28, 2002 with respect to the amount of Webster Common Stock beneficially owned by each director of Webster, each nominee for election as a director, each of the named executive officers and by all directors and executive officers of Webster as a group.

                                                                NUMBER OF SHARES                           PERCENT OF
           NAME AND POSITION(s)                                    AND NATURE OF                         COMMON STOCK
              WITH WEBSTER                                   BENEFICIAL OWNERSHIP (a)                     OUTSTANDING
              ------------                                   ------------------------                     -----------

Achille A. Apicella
  Director..........................................                 32,574                                     *

Joel S. Becker
  Director..........................................                 32,988                                     *

O. Joseph Bizzozero, Jr.
  Director..........................................                 24,383                                     *

William T. Bromage
  President, Chief Operating Officer,
  Director..........................................                 80,354                                     *

George T. Carpenter
  Director (and Director Nominee)...................                107,586                                     *

John J. Crawford
  Director (and Director Nominee)...................                 25,565                                     *

Robert A. Finkenzeller
  Director..........................................                 20,241                                     *

Edgar C. Gerwig
  Director..........................................                131,798                                     *

William J. Healy
  Executive Vice President
  and Chief Financial Officer.......................                 13,611                                     *

C. Michael Jacobi
  Director (and Director Nominee)...................                 26,251                                     *

John F. McCarthy
  Director..........................................                 72,519                                     *



                                                                NUMBER OF SHARES                              PERCENT OF
           NAME AND POSITION(s)                                  AND NATURE OF                              COMMON STOCK
              WITH WEBSTER                                   BENEFICIAL OWNERSHIP (a)                        OUTSTANDING
              ------------                                   ------------------------                        -----------

Michael G. Morris
   Director ........................................                  7,209                                     *

Peter K. Mulligan
  Senior Executive Vice President --
  Retail Banking....................................                 85,335                                     *

James C. Smith
  Chairman, Chief Executive Officer,
  Director..........................................              1,070,300                                     2.16%

Ross M. Strickland
  Executive Vice President --
  Consumer Finance..................................                127,457                                     *

Sister Marguerite Waite, C.S.J.
  Director..........................................                 15,227                                     *

All Directors and executive
  officers as a group (16 persons)..................              1,873,398                                     3.75%

-------------------------------
* Less than 1% of Common Stock outstanding.



(a)        In accordance with Rule 13d-3 under the Securities Exchange Act of
           1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 28, 2002. As used herein, "voting power" includes the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.

           The table includes shares owned by spouses, other immediate family members and others over which the persons named in the table possess shared voting and/or shared investment power as follows: Mr. Becker, 2,016 shares; Dr. Bizzozero, 1,644 shares; Mr. Carpenter, 54,654 shares; Mr. Gerwig, 25,046 shares; Mr. McCarthy, 28,157 shares; Mr.
           Smith, 77,254 shares; Sister Marguerite Waite, 220 shares; and all directors and executive officers as a group, 189,264 shares. The table also includes the following: 0 shares subject to outstanding options which are exercisable within 60 days from February 28, 2002;
           123,620 shares held in the 401(k) Plan by executive officers and one director; 3,925 shares purchased by executive officers through the Employee Stock Purchase Plan that are held by American Stock Transfer
           & Trust Company; 113,754 shares of restricted stock that were not vested as of February 28, 2002; and 35,127 shares held in the ESOP that have been allocated to the accounts of executive officers and one director. All other shares included in the table are held by persons who exercise sole voting and sole investment power over such shares.

           Outstanding options reflected in the table were held as follows: Mr.
           Apicella, 19,322 shares; Mr. Becker, 10,200 shares; Dr. Bizzozero,
           12,200 shares; Mr. Bromage, 45,750 shares; Mr. Carpenter, 25,220 shares; Mr. Crawford, 13,334 shares; Mr. Finkenzeller, 12,200 shares;
           Mr. Gerwig, 5,778 shares; Mr. Healy, 0 shares; Mr. Jacobi, 18,600 shares; Mr. McCarthy, 23,220 shares; Mr. Morris, 6,000 shares; Mr.
           Mulligan, 54,550 shares; Mr. Smith, 707,500 shares; Mr. Strickland,
           64,748 shares; and Sister Marguerite Waite, 12,200 shares.


                PRINCIPAL HOLDERS OF VOTING SECURITIES OF WEBSTER

                     At February 28, 2002 management believed that there were no beneficial owners of more than 5% of the outstanding Webster Common Stock.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 2)

                     The Board of Directors has appointed the firm of KPMG LLP to continue as independent auditors for Webster for the year ending December 31, 2002, subject to ratification of the appointment by Webster's shareholders. KPMG LLP was appointed as the independent auditors of Webster Bank in 1985, has performed audits for Webster Bank for the years ended December 31, 1983 through 2001, and has similarly performed audits for Webster for the years ended December 31, 1986 through 2001. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG LLP, independent certified public accountants, to audit the books and accounts of Webster for the year ending December 31, 2002. No determination has been made as to what action the Board of Directors would take if Webster's shareholders do not ratify the appointment.

                     Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of KPMG LLP as Webster's independent auditors for the year ending December 31, 2002.

                     Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS WEBSTER'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002.


AUDITOR FEE INFORMATION

                       AGGREGATE FEES BILLED BY KPMG LLP
                            FOR THE 2001 FISCAL YEAR



                                                      FINANCIAL INFORMATION
                                                        SYSTEMS DESIGN AND
         AUDIT FEES (1)                               IMPLEMENTATION FEES  (2)                          ALL OTHER FEES (3)
         ----------                                   -----------------------                           --------------

            $454,500                                             --                                          $956,261


(1)   The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Corporation's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q for that fiscal year.
(2)   KPMG LLP did not render any professional services related to financial information systems design and implementation to the
      Corporation for the fiscal year ended December 31, 2001.
(3)   The aggregate fees billed by KPMG LLP for services rendered other than the services described under "Audit Fees" for the fiscal year ended December 31, 2001. All other fees include $144,887 of audit related services comprised of consultation on accounting issues, review of SEC registration statements and due diligence/acquisition audit assistance; $41,723 of tax related services and $769,651 of advisory services which represents the cost of loaned KPMG LLP staff provided to Webster to assist in a conversion to a new item processing technology and system during the year.

                     The Audit Committee of the Board of Directors has considered and determined that the provision of the services covered by "All Other Fees" is compatible with maintaining the independence of KPMG LLP.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
                        FOR INCLUSION IN PROXY STATEMENT

                     Any proposal which a Webster shareholder wishes to have included in Webster's proxy statement and form of proxy relating to Webster's 2003 annual meeting of shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by Webster's Secretary at Webster Plaza, Waterbury, Connecticut 06702 by November 22, 2002. Nothing in this paragraph shall be deemed to require Webster to include in its proxy statement and form of proxy for the meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any other proposal for consideration by shareholders at Webster's 2003 annual meeting of shareholders must be delivered to, or mailed to and received by, the Secretary of Webster not less that 30 days nor more than 90 days prior to the date of the meeting if Webster gives at least 45 days' notice or prior public disclosure of the meeting date to shareholders.

                                  OTHER MATTERS

                     As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote the proxy in accordance with the determination of a majority of the Board of Directors.

                                         By order of the Board of Directors


                                         /s/ James C. Smith


                                         James C. Smith
                                         Chairman and Chief Executive Officer

Waterbury, Connecticut
March 22, 2002

                             AUDIT COMMITTEE CHARTER



STATEMENT OF POLICY

           The Audit Committee for Webster Financial Corporation (the "Corporation"), which is composed solely of directors who are independent of management and free from any relationship that would interfere with the exercise of independent judgement, serves as the Audit Committee of the Corporation, and its subsidiaries, including Webster Bank (the "Bank"), and its subsidiaries, including Webster Trust Company, N. A. (the "Trust Company"), and Webster Investment Services, Inc. (the "Broker/Dealer").

           The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders, potential shareholders, and investment community by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

           - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

           - Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

           - Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

           The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.


           COMPOSITION

           The Audit Committee shall comprise three or more directors as determined by the Board of Directors of the Corporation, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. The Corporation, its Board of Directors, and the Audit Committee shall comply with all applicable laws, rules, regulations and guidelines, including, without limitation, those contained in 12 USC Sec. 1831m, Part 363 of the rules and regulations of the Federal Deposit Insurance Corporation and Rules 4200(a)(14) and 4350 (d) of the National Association of Securities Dealers, Inc., which establish criteria for an independent audit committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least two members of the Audit Committee shall have accounting or related financial management and banking expertise. Committee members may enhance their familiarity with finance, accounting and risk management by participating in educational programs conducted by the Corporation's General Auditor, members of management, or an outside consultant.

           The members of the Audit Committee, and its Chair, shall be elected by the Board of Directors of the Corporation at its annual organizational meeting, and shall serve until their successors are duly elected and qualified.


           MEETINGS

           The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. In order to foster open communication, the Audit Committee should meet at its discretion with the Corporation's General Auditor and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.


           PRACTICES

           In carrying out its responsibilities, the Audit Committee will adopt practices which will enable the Committee to best react to changing conditions and to ensure that the corporate accounting and reporting practices, the system of internal controls, and the fiduciary activities conducted are in accordance with all requirements and are of the highest quality.

The Audit Committee shall:

           AUDIT ADMINISTRATION

           1. Hold regular meetings as may be necessary, and special meetings as may be called by the Chair of the Audit Committee or at the request of the independent accountants or the Corporation's General Auditor.

           2. On an annual basis, receive from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Corporation, consistent with Independence Standards Board Standard 1, discuss with the independent accountants the independent accountants' independence, actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact objectivity and independence of the independent accountants, and take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent accountants.

           3. On an annual basis, review the Audit Committee's Independent Accountants Retention Guidelines.

           4. Review and approve the range and cost of audit and non-audit services performed by the independent accountants.

           5. Review the qualifications and the quality control procedures of the independent accountants. Evaluate the performance of the independent accountants and make recommendations to the Board of Directors regarding the selection, appointment or termination of the independent accountants. The independent accountants shall be ultimately accountable to the Board of Directors and the Audit Committee, as representatives of shareholders.

           6. Confer with the independent accountants and the internal auditors concerning the scope of their audits of the Corporation, the Bank and its subsidiaries, and review and approve the independent accountants' annual engagement letter.

        7. Review activities, organizational structure, and qualifications of the internal audit department and the appointment and replacement of the Corporation's General Auditor.

        8. Review with the Corporation's General Counsel legal matters that may have a material impact on the financial statements, compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

        9. Obtain from the independent accountants assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

        10. Retain independent counsel, independent accountants, or others where appropriate, for any matters related to the discharge of the duties and responsibilities assigned to the Audit Committee.

        11. Review and reassess the adequacy of the Audit Committee Charter annually, and recommend any proposed changes to the Board of Directors for approval.

        12. Report through its Chair to the Board of Directors at the Board's next regularly scheduled meeting following the meeting of the Audit Committee matters reviewed by the Audit Committee.

        13. Discuss with the independent accountants, Statement on Auditing Standards No. 61 matters.

        14. Make a recommendation to the Board of Directors as to whether the financial statements should be included in the Corporation's Annual Report on Form 10-K.

        15. Approve the report of Audit Committee to be included in the Corporation's Proxy Statement for its Annual Meeting of Shareholders.

        16. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

        SYSTEM OF INTERNAL CONTROL

        1. Review and approve annual audit plans; direct the internal auditors or the independent accountants to specific matters or areas deemed by the Audit Committee to be of special significance; and authorize the performance of supplemental reviews or audits, as the Audit Committee may deem desirable.

        2. Review and discuss with management and the independent accountants the Corporation's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements. This review shall include the nature and extent of any significant changes in accounting principles or initiatives, off-balance sheet structures (if any), management's discussion and analysis and accounting estimates, and disagreements with management.

        3. Review with financial management and the independent accountants the Corporation's quarterly financials.

        4. Review the adequacy of the Bank, the Trust Company, and the Broker/Dealer systems of internal controls by obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures of the Corporation and the Bank and its subsidiaries and reviewing the correction of controls deemed to be deficient.

        5. Meet at least annually with the chief financial officer, the Corporation's General Auditor and the independent accountants in separate executive sessions, in order to ensure that independent, direct communication between the Boards of Directors, chief financial officer, the Corporation's General Auditor and independent accountants is provided.

        6. Meet at least annually with the Chief Risk Officer to review the Corporation's Enterprise Risk Management process.

        7. Oversee the Corporation's Policies on business ethics and conduct.

        8.      Review regulatory examination findings.

        LOAN REVIEW ACTIVITIES

        1. On an annual basis, review and approve the Loan Review Policy and Procedures.

        2. Review activities, organizational structure, and qualifications of the Independent Loan Review Department.

        3. Receive written reports from the Loan Review Manager on control deficiencies and the correction of same.

        4. On an annual basis, review management's methodology and conclusions regarding the adequacy of the allowance for loan losses.

        FIDUCIARY ACTIVITIES - WEBSTER TRUST COMPANY, N. A.

        1. Ensure that, at least once during each calendar year, suitable audits of the Trust Company's affairs and fiduciary activities are performed. Such audits may be performed by the internal auditors, or by independent auditors retained for such purpose. Written audit reports shall be presented to the Audit Committee and the Board of Directors of the Trust Company at their next regularly scheduled meetings.

        2. Discuss with the internal or independent accountants whether the Trust Company is operating in a sound condition, and whether adequate internal controls and procedures are being maintained, whether fiduciary powers have been administered according to law, Part 9 of the Regulations of the Comptroller of the Currency, and sound fiduciary principles.

        3. Recommend to the Board of Directors of the Trust Company such changes in the manner of conducting the affairs and fiduciary activities of the Trust Company as shall be deemed advisable.

        4. The Audit Committee may designate the Corporation's General Auditor to represent it at meetings of the Board of Directors of the Trust Company.

        BROKER/DEALER ACTIVITIES - WEBSTER INVESTMENT SERVICES, INC.

        1. Ensure that, at least once during each calendar year, suitable audits of the Broker/Dealer are performed. Such audits may be performed by the internal auditors, or by independent auditors retained for such purpose. Written audit reports shall be presented to the Audit Committee and the Board of Directors of the Broker/Dealer at their next regularly scheduled meetings.

        2. Discuss with the internal or independent auditors whether the Broker/Dealer is operating in a sound condition, whether adequate internal controls and procedures are being maintained, and whether the Broker/Dealer is in compliance with SEC guidelines, NASD rules and applicable securities laws and regulations.

        3. Recommend to the Board of Directors of the Broker/Dealer such changes in the manner of conducting the affairs and activities of the Broker/Dealer as shall be deemed advisable.

        4. The Audit Committee may designate the Corporation's General Auditor to represent it at meetings of the Board of Directors of the Broker/Dealer.

                          WEBSTER FINANCIAL CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned shareholder of Webster Financial Corporation ("Webster" or the "Corporation") hereby appoints Joel S. Becker, Robert A. Finkenzeller, and Sister Marguerite Waite, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders (the "Annual Meeting") to be held at 4:00 p.m., local time, on Thursday, April 25, 2002, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut, and at any adjournments of the meeting, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

           This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1; FOR THE RATIFICATION OF WEBSTER'S APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2); AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Senior Vice President, Investor Relations of the Corporation, by re-voting by telephone or on the Internet, or by attending the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

           IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                          WEBSTER FINANCIAL CORPORATION

                                 APRIL 25, 2002

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------

Please date, sign and mail your proxy card in the envelope provided as soon as possible, or

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call, or

TO VOTE BY INTERNET
-------------------

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.


YOUR CONTROL NUMBER IS         _________


       DO NOT RETURN YOUR PROXY CARD IF YOU VOTE BY TELEPHONE OR INTERNET



                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

|X| Please mark your votes as in this example.



           1.        To elect three directors to serve for three-year terms (Proposal 1).

                             FOR                WITHHOLD AUTHORITY                      NOMINEES:         GEORGE T. CARPENTER
                     all nominees listed       to vote for all nominees                                   JOHN J. CRAWFORD
                                                 listed at right                                          C. MICHAEL JACOBI



                     WITHHOLD AUTHORITY to vote for the following nominees only: (write the name of the nominee(s) in the space below).

                     -----------------------------------------------------------------------------------------


           2.        To ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent auditors of  Webster for the fiscal year ending December 31, 2002 (Proposal 2).

                               FOR                            AGAINST                        ABSTAIN




           4.        The Proxies are authorized to vote upon any other business that properly comes before the
                     Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of Webster's Board of Directors.




                                                                                  Date:                              , 2002
-----------------------------------------------------------------------                ------------------------------


SIGNATURE(S) OF SHAREHOLDER(S) OR AUTHORIZED REPRESENTATIVE(S)

NOTE:                Please date and sign exactly as name(s) appear(s) hereon.  Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title.  When stock has been issued in the name of two or more persons, all should sign.
